Exhibit 10.5

FORM OF RESTRICTED STOCK GRANT AGREEMENT

PURSUANT TO THE ERA GROUP INC.

2011 SHARE INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT (the “Agreement”), dated as of             , 2012, (the “Date of Grant”) between Era Group Inc., a Delaware corporation (the “Company”), and             (the “Grantee”).

RECITALS :

WHEREAS, the Company has adopted the Era Group Inc. 2011 Share Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to issue and grant to the Grantee pursuant to the Plan, and the Grantee desires to accept, shares of the Company’s common stock, par value $0.01 (“Common Stock”), upon the terms and subject to the conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.            Grant of Restricted Stock. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee [•] shares of (restricted) Common Stock (the “Restricted Stock”). Except as otherwise provided herein including, without limitation, the provisions of Paragraph 3 hereof, the Grantee shall have with respect to the Restricted Stock all of the rights of a holder of Common Stock, including the right to receive dividends, if paid, and the right to vote the Common Stock, provided, however, that, prior to the record date for any dividend, the Committee shall determine, in its sole discretion, whether (i) the Grantee shall immediately receive the dividend on the Restricted Stock on the payment date, notwithstanding the vesting date of the underlying Restricted Stock as set forth in Paragraph 2 below or (ii) the amount of the dividend otherwise payable on the Restricted Stock shall be held in escrow from and after the dividend payment date until the Restricted Stock vests, at which time the amount of the dividend shall be paid to the Grantee. The Company shall cause the Restricted Stock to be issued in the name of the Grantee on the books and records of the Company promptly following execution of this Agreement by the Grantee. The Grantee acknowledges that the Restricted Stock is uncertificated and shall be credited to an escrow account until the lapse of the restriction period. Upon the request of the Company, the Grantee agrees to execute and deliver to the Company a stock power in a form satisfactory to the Company, duly endorsed in blank, relating to the Restricted Stock.

2.            Vesting.

a.            Subject to the terms and conditions set forth herein and in the Plan the Restricted Stock shall vest in equal installments on each of the first five (5) anniversaries of the Date of Grant.

Notwithstanding the foregoing, the Restricted Stock shall vest immediately, without any action on the part of the Company (or its successor as applicable) or the Grantee if, prior to a Forfeiture (as defined below) by the Grantee, any of the following events occur:

(i)            the death of the Grantee;

(ii)          the Retirement (as defined below) of the Grantee;

(iii)            the termination of the Grantee’s employment with the Company and/or its subsidiaries, as applicable, by the Company (or applicable subsidiaries) without Cause (as defined below); or

(iv)            the occurrence of a Change in Control of the Company.

b.            As used in this Agreement, the following terms shall have the following respective meanings:

“Retirement” shall mean Grantee’s formal retirement from employment with the Company under acceptable circumstances as determined by the Committee in its sole discretion (which determination may be conditioned upon, among other things, the Grantee entering into a non-competition agreement with the Company).

“Cause” shall mean (i) fraud, embezzlement or gross insubordination on the part of the Grantee or breach by the Grantee of his or her obligations under any Company policy or procedure; (ii) conviction of or the entry of a plea of nolo contendere by the Grantee for any felony; (iii) a material breach of, or the willful failure or refusal by the Grantee to perform and discharge, his or her duties, responsibilities or obligations, as a Grantee; or (iv) any act of moral turpitude or willful misconduct by the Grantee which (A) is intended to result in substantial personal enrichment of the Grantee at the expense of the Company or any of its subsidiaries or affiliates or (B) has a material adverse impact on the business or reputation of the Company, or any of its subsidiaries or affiliates.

3.            Forfeiture. Except as set forth in Paragraph 2(a) hereof, upon termination of the Grantee’s employment with the Company, any unvested shares of this Restricted Stock award shall not vest and all such unvested shares shall immediately thereupon be forfeited by the Grantee to the Company without any consideration therefor (a “Forfeiture”).

4.            Representations and Warranties of Grantee. The Grantee hereby represents and warrants to the Company as follows:

a.            The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement.

b.            The Grantee is acquiring the Restricted Stock for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the United States Securities Act of 1933, as amended (the “Securities Act”).

c.            The Grantee understands and agrees that none of the shares of the Restricted Stock may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws, and then only in accordance with the Era Group Inc. Insider Trading and Tipping Policy (the “Insider Trading Policy”). The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the shares of the Restricted Stock or any other shares of its capital stock to be registered under the Securities Act or to comply with any exemption under the Securities Act which would permit the shares of the Restricted Stock to be sold or otherwise transferred by the Grantee. The Grantee further understands that, without approval in writing pursuant to the Insider Trading Policy, no trade may be executed in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale (which prohibition includes, among other things, establishing any “collar” or other mechanism for the purpose of establishing a price).

5.            Transferability. The Grantee shall not transfer or assign the Restricted Stock except as permitted in accordance with Section 17 of the Plan.

6.            Withholding. All payments or distributions of Restricted Stock or with respect thereto shall be net of any amounts required to be withheld pursuant to applicable federal, national, state and local tax withholding requirements. The Company may require the Grantee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to delivery of any certificates for such Restricted Stock or with respect thereto. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the Grantee as the Company shall determine. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Grantee to pay all or a portion of the federal, national, state and local withholding taxes arising in connection with the Restricted Stock or any payments or distributions with respect thereto by electing to have the Company withhold Common Stock having a Fair Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statues or regulations.

7.            Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a United States Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he may designate in writing to the Company, and if to the Company, at 2200 Eller Drive P.O. Box 13038, Fort Lauderdale, Florida 33316, Attention: General Counsel or such other address as the Company may designate in writing to the Grantee.

8.            Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, discussions and understandings (whether oral or written and whether express or implied) with respect to such subject matter.

9.            Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10.            Tenure. The Grantee’s right to continue to serve the Company or any of its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

11.            Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

12.            Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

13.            Amendment and Termination. This Agreement may not be amended or terminated unless such amendment or termination is in writing and duly executed by each of the parties hereto.

14.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first above written.

Era Group Inc.

The undersigned hereby accepts, and agrees to, all terms and provisions of this Agreement as of the date and year first above written.

Name:

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